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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING
                              COLEMAN HOLDINGS INC.

                                      INTO
                              COLEMAN ESCROW CORP.

                (Pursuant to Sections 103 and 253 of the General
                    Corporation Law of the State of Delaware)

     COLEMAN ESCROW CORP., a Delaware corporation (the "Corporation"), does hereby certify:

FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: The Corporation owns 100% of the outstanding shares of capital stock of Coleman Holdings Inc., a Delaware corporation (the "Subsidiary").

THIRD: The Board of Directors of the Corporation by resolutions (a true copy of the pertinent resolutions is attached hereto as Exhibit A) duly adopted by unanimous written consent on May 8, 1997, has authorized the merger of the Subsidiary with and into the Corporation (the "Merger") upon the terms and subject to the conditions set forth in such resolutions. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

FIFTH: At the effective time of the Merger the name of the Surviving Corporation shall be changed to Coleman Holdings Inc. To reflect such change, the First Article of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows: "The name of the Corporation is Coleman Holdings Inc. (hereinafter the "Corporation")."

SIXTH: The Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.


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                  IN WITNESS WHEREOF, Coleman Escrow Corp. has caused this
Certificate of Ownership and Merger to be executed in its corporate name on this 15th day of July, 1997.

                                    COLEMAN ESCROW CORP.

                                    By:      /s/ Glenn P. Dickes

                                             -----------------------------
                                             Name:   Glenn P. Dickes
                                             Title:  Vice President
                                                     and Secretary

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